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                                                                 EXHIBIT 3.i.(b)

IN THIS TRANSLATION AN ATTEMPT HAS BEEN MADE TO BE AS LITERAL AS POSSIBLE WITHOUT JEOPARDISING THE OVERALL CONTINUITY. INEVITABLY, DIFFERENCES MAY OCCUR IN TRANSLATION, AND IF SO, THE DUTCH TEXT WILL BY LAW GOVERN.

INCORPORATION OF A PRIVATE COMPANY

This twenty-seventh day of June two thousand and two there appeared before me, Onno Berend Okkinga, civil law notary, officiating in Rotterdam:
Nicolette Daphne Dansen, born in Rotterdam on the thirty-first day of October nineteen hundred and seventy-three, holder of driving license with number:
3019999364, for the purpose hereof choosing her address at the office of the undersigned, civil law notary, Marten Meesweg 115, 3068 A V Rotterdam, acting as attorney authorised in writing of:
IMC GLOBAL NETHERLANDS B.V., a private company with limited liability, having its corporate seat in Amsterdam, the Netherlands, address: Strawinskylaan 3105 Seventh Floor, 1077 ZX Amsterdam, the Netherlands, registered with the trade register under file number: 34158601.
POWER OF ATTORNEY
The mandate appears from a power of attorney, which shall be attached to this deed. The appearing person, acting in her said capacity, has declared that she hereby incorporates a private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid) with the following articles of association:
NAME AND SEAT.
ARTICLE 1.
1.   The name of the company is:
     IMC GLOBAL DUTCH HOLDINGS B.V.
2.   The corporate seat of the company is in Amsterdam.
OBJECTS.
ARTICLE 2.
The objects of the company are:
- to participate in, to administer, to finance, to conduct the management of and to render advice and services to other companies and enterprises;
- to lend and to borrow moneys, to issue bonds, debentures and other securities, as well as entering into agreements pertaining thereto;
- to provide guarantees for debts and other liabilities of the company and of third parties;
- to acquire, to administer, to operate, to encumber and to alienate registered property;
- to operate and to trade in copyrights, patents, models, secret processes, trade marks and other intellectual and industrial property rights;
-    to trade in currencies, securities and assets in general;
- to perform all kinds of industrial, financial and commercial activities; as well as
- all other activities that are connected with or that may be conducive to the above, all this in the broadest sense.
AUTHORISED CAPITAL.

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ARTICLE 3.
1. The authorised capital amounts to ninety thousand euro (EURO 90,000.--) and is divided into nine thousand (9,000) shares of ten euro (EURO 10.--) each.
2.   All shares are registered shares. No share certificates shall be issued.
3. If shares or rights attached to shares form part of a undivided property, not being a special community of property within the meaning of Title 7, Book 3 of the Civil Code, the joint co-owners may only have themselves be represented vis-a-vis the company by a person for that purpose authorised in writing by all of them.
REGISTER OF SHAREHOLDERS.
ARTICLE 4.
1. The management board shall keep a register in which the names and addresses of all shareholders are recorded, showing the date on which they acquired the shares, the date of the acknowledgement or notification, and the amount paid on each share.
2. The names and addresses of those who have a right of usufruct or a pledge on shares shall also be entered in the register, stating the date on which they acquired the right, the date of acknowledgement or notification, and whether they have the voting rights or the rights attributed by the law to a holder of depository receipts issued with the company's cooperation (hereinafter referred to as: "a depository receipt holder").
3. Each shareholder, each usufructuary, each pledgee and each depository receipt holder is required to give written notice of his address to the company.
4. Finally, there shall also be recorded in the register every release from liability which has been granted in respect of payments not yet made on shares.
5. The register shall be kept accurate and up to date. All entries and notes in the register shall be signed by a member of the management board.
6. On application by a shareholder, a usufructuary or a pledgee, the management board shall furnish an extract from the register, free of charge, insofar as it relates to his rights in a share. In the event that a usufruct or pledge has been established on a share, the extract shall state to whom the voting rights accrue and to whom the rights of a depository receipt holder accrue.
7. The management board shall make the register available at the company's office for inspection by the shareholders, as well as by the usufructuaries and the pledgees to whom the rights of a depository receipt holder accrue. The data of the register with respect to shares not fully paid shall be available for inspection by any person; copies of or extracts from these data shall be provided at a charge not exceeding the costs.
8. Furthermore, the management board shall keep a register in which the names and addresses of holders of depository receipts of shares issued with the cooperation of the company are to be recorded. This register may be part of the shareholders' register.
ISSUANCE OF SHARES.
ARTICLE 5.
1. The issuance of shares may only be effected pursuant to a resolution of the general meeting of shareholders (hereinafter: "the general meeting").

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2.   The general meeting may assign its authority referred to in the preceding paragraph to another corporate body and may revoke such assignment.
3. The resolution for the issuance of shares shall stipulate the price and further conditions of issuance.
4. Upon issuance of shares, each shareholder shall have a right of pre-emption in proportion to the aggregate nominal amount of his shares, subject to the limitations set by law.
5. Prior to each single issuance the right of pre-emption may be limited or excluded by the body of the company competent to issue.
6. The preceding provisions of this article shall also apply to granting rights to subscribe for shares, but these provisions shall not apply to the issuance of shares to someone exercising a subscription right obtained previously.
7.   The full nominal amount of each share must be paid in on issue.
8. Payment for a share must be made in cash insofar as no other manner of contribution has been agreed upon. Payment in foreign currency can be made only after approval by the company.
OWN SHARES.
ARTICLE 6.
1. When issuing shares, the company shall not be entitled to subscribe for its own shares.
2. The company may acquire fully paid in shares in its own capital or depository receipts thereof, provided either no valuable consideration is given or provided that:
     a. the equity less the acquisition price is not less than the sum of the paid and called up part of the capital and the reserves which must be maintained by law or under this article; and
     b. the nominal amount of the shares or depository receipts thereof to be acquired, and of the shares and depository receipts thereof already held by the company and its subsidiaries, does not exceed one half of the issued capital; and
     c. the acquisition has been authorised by the general meeting or by another body of the company, designated in this respect by the general meeting.
3. For the validity of the acquisition, the amount of equity appearing from the last adopted balance sheet, reduced by the acquisition price for shares in the capital of the company or depository receipts thereof and distributions out of profits or reserves to others, which have become due by the company and its subsidiaries after the balance sheet date, shall be decisive. An acquisition in accordance with paragraph 2 shall not be permitted, if more than six months have elapsed after the end of a financial year without the annual accounts being adopted.
4. The previous paragraphs shall not apply with respect to shares which the company acquires by operation of law ("onder algemene titel").
5. An acquisition of shares or depository receipts thereof in contravention of paragraph 2 shall be void.
6. The disposal of shares or depository receipts thereof held by the company shall be effected pursuant to a resolution of the general meeting, insofar as the general meeting has not designated another body of the company in this respect. The resolution to dispose of such shares or depository receipts thereof shall also

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     stipulate the conditions of the disposal. The disposal of shares held by the company shall be effected with due observance of the provisions of the blocking clause.
GUARANTEE. LOANS.
ARTICLE 7.
1. With a view to the subscription for shares in its capital or acquisition of shares in its capital by others, or depository receipts of such shares, the company may not give a guarantee or a price guarantee, or assume joint and/or several liability together with or on behalf of others.
2. The company may give loans with a view to the subscription for or acquisition of shares in its capital, or depository certificates thereof, but only up to the amount of the distributable reserves. The company shall keep a non-distributable reserve up to the outstanding loans referred to in the preceding sentence.
REDUCTION OF CAPITAL.
ARTICLE 8.
1. The general meeting may resolve to reduce the issued capital by a cancellation of shares or by a reduction of the nominal amount of shares by amendment of the articles.
2. A resolution to cancel may only relate to shares held by the company itself or of which its hold s the depository receipts thereof.
3. Any reduction of the nominal amount of shares without redemption and without a release of the obligation to pay up, must be made pro rata to all the shares. Such pro rata requirement may be waived if all the shareholders concerned so agree.
4. Any partial repayment on shares or release of the obligation to pay up is possible only on the implementation of a resolution to reduce the nominal amount of such shares. Such a repayment or release must be made pro rata to all shares. The pro rata requirement may be waived if all shareholders concerned so agree.
5. The notice convening a meeting at which a resolution referred to in article will be taken shall state the object of the reduction of capital and the manner of implementation.
6. The company shall deposit the resolutions referred to in the preceding article at the office of the commercial register and shall publish a notice of the deposit in a nationally distributed daily newspaper. A resolution to reduce the issued capital shall not take effect as long as opposition may be instituted.
TRANSFER AND ISSUANCE OF SHARES. LIMITED RIGHTS.
ISSUANCE OF DEPOSITORY RECEIPTS.
ARTICLE 9.
1. The issuance or the transfer of a share or the transfer of a right in rem thereon shall require a deed drawn up for that purpose in the presence of a civil law notary registered in the Netherlands to which those involved are party.
2. Unless the company itself is party to the legal act, the rights attached to the share can only be exercised after the company has acknowledged said legal act or said deed has been served on it in accordance with the relevant provisions of the law.
3.   A shareholder may freely establish a usufruct on one or more of his shares.
4. The shareholder shall have the voting rights in respect of the shares in which a usufruct is created.

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5.   In deviation from the preceding paragraph, the voting rights shall accrue to the usufructuary if so stipulated at the establishment of the usufruct and the usufructuary is a person to whom the shares may be freely transferred in accordance with the blocking-clause. If the usufructuary is not such a person, the voting rights shall only accrue to him, if it was so stipulated at the establishment of the usufruct and this provision as well as - in the case of transfer of the usufruct - the transfer of the voting rights was approved by the general meeting.
6. The general meeting may only grant an approval referred to in paragraph 5 by a unanimous decision.
7. A shareholder who holds no voting rights and a usufructuary who does hold voting rights shall have the rights of a depository receipt holder. A usufructuary who holds no voting rights shall have the said rights if not provided otherwise at the establishment or the transfer of the usufruct.
8. The rights arising from a share giving an entitlement to acquire shares shall accrue to the shareholder, it being understood that the shareholder shall compensate the usufructuary for the value thereof to the extent that the latter is entitled thereto by virtue of his usufruct.
9.   A shareholder may freely establish a pledge in one or more of his shares.
10. The shareholder shall have the voting rights in respect of the shares in which the pledge is established.
11. In deviation from the preceding paragraph, the voting rights shall accrue to the pledgee if it was so stipulated at the establishment of the pledge and the pledgee is a person to whom the shares may be freely transferred in accordance with the blocking clause. If the pledgee is not such a person, the voting rights shall only accrue to him, if it was so stipulated at the establishment of the pledge and the establishment of the pledge was approved by the general meeting.
12. If another person acquires the rights of the pledgee then the voting rights shall only accrue to him if the general meeting approves such passing on of the voting rights.
13. The general meeting may only grant an approval referred to in paragraphs 11 and 12 by a unanimous decision.
14. A shareholder who holds no voting rights and a pledgee who does hold voting rights shall have the rights of a depository receipt holder. A pledgee who holds no voting rights shall have said rights if not provided otherwise at the creation or passing on of the pledge.
15. The blocking clause shall apply to the disposal and transfer of shares by the pledgee or the assignment of the shares to the pledgee, it being understood that the pledgee will exercise all the rights accruing to the shareholder regarding disposal and transfer and will undertake the shareholder's obligations in this respect.
16. The company will only lend its cooperation to the issuance of depository receipts for its shares pursuant to a resolution of the general meeting.
BLOCKING CLAUSE.
ARTICLE 10.
1. In order to be valid any transfer of shares shall require the approval of the general meeting in accordance with the provisions of this article.

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2.   However, no approval is required if all shareholders have approved the intended transfer in writing and the transfer is made within three months after they all have granted their approval.
3. A shareholder who wishes to transfer shares (in this article also referred to as the applicant) shall give notice of such intention to the management board which notice shall specify the number of shares he wishes to transfer and the person or the persons to whom he wishes to transfer the shares.
4. The management board shall be obliged to convene and to hold a general meeting within six weeks from the date of receipt of the notice referred to in the preceding paragraph. The contents of such notice shall be stated in the convocation.
5.   If:
     a. no such meeting as referred to in paragraph 4 has been held within the term mentioned in that paragraph;
     b. at that meeting no resolution has been adopted regarding the request for approval;
     c. such approval has been refused without the meeting having informed the applicant, at the same time as the refusal, of one or more interested parties who are prepared to purchase all the shares to which the request for approval relates, against payment in cash, the approval requested shall be deemed to have been granted and, in the case mentioned under a, shall be deemed to have been granted on the final day on which the meeting should have been held.
     The company itself can only be an interested party as referred to in this article with the consent of the applicant.
6. If the meeting has granted the approval as requested or such approval is deemed to have been granted, the transfer is required to be effected within three months thereafter.
7. Unless the applicant and the party (parties) interested designated by the general meeting and accepted by him agree otherwise as to the price or the determination of the price, the purchase price of the shares shall be determined by three independent experts, appointed at the request of the most willing party by the chairman of the Chamber of Commerce in whose district the company has its corporate seat.
8. The experts referred to in the preceding paragraph shall be authorized to inspect all books and records of the company and to receive all such information as may be useful in their determination of the price.
9. The applicant as well as the interested party (parties) designated by the general meeting and accepted by the applicant shall remain entitled to withdraw by means of notification to the management board until the expiry of a month after they have been informed in writing of said determination of the price. The management board shall forthwith notify all parties involved of the withdrawal.
10. If one of the interested parties withdraws and if the other interested parties are not prepared within two weeks after the expiry of the period referred to in the preceding paragraph by means of notification in writing to the management board, to also take over the shares becoming available as a result of the withdrawal, the applicant shall be at liberty to transfer all shares, provided

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     within three months after it has been established that not all shares are purchased by the interested parties.
11.  The costs of determining the price shall be borne:
     a.   by the applicant if he withdraws;
     b. by the applicant as to one half and the purchasers as to the other half if the shares are purchased by the interested parties, on the understanding that each purchaser shall contribute in proportion to the number of shares purchased by him;
     c.   by the company in cases not falling under a or b.
12. All statements and notices referred to in this article shall be made by registered letter or against a receipt.
13. The provisions of this article shall also apply to the subscription right on shares.
14. The provisions of this article shall not apply if the shareholder pursuant to the law is under an obligation to transfer his shares to a previous shareholder.
MANAGEMENT BOARD.
ARTICLE 11.
1. The management of the company shall be constituted by a management board, consisting of one or more members.
2.   The general meeting shall appoint the members of the management board.
3. A member of the management board may at any time be suspended or dismissed by the general meeting.
4. Any suspension may be extended one or more times, but may not last longer than three months in the aggregate. If at the end of that period no decision has been taken on termination of the suspension, or on dismissal, the suspension shall cease.
5. The general meeting shall determine the remuneration and further conditions of employment for each member of the management board.
6. If a member of the management board is absent or prevented from performing his duties, the remaining members or member of the management board shall be temporarily entrusted with the management of the company. If all members of the management board, or the sole member of the management board, are absent or prevented from performing their duties, the management of the company shall be temporarily entrusted to the person designated for this purpose by the general meeting.
DUTIES OF THE MANAGEMENT BOARD.
DECISION MAKING PROCESS. ALLOCATING OF DUTIES.
ARTICLE 12.
1. Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the company.
2. The management board shall have a meeting whenever required by a member of the management board. Every member of the management board has one vote at the meeting. Resolutions of the management board shall be adopted by an absolute majority of the votes of all members of the management board in office.
3. Every member of the management board may have himself be represented at the meetings of the board, but only by another member of the management board. Such representation shall require a proxy in writing. The expression in writing

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     shall include any document transmitted by current means of communication and received in writing.
4. Resolutions of the management board may also be adopted in writing without recourse to a management board meeting, provided all members of the management board have been consulted and none of them opposes to this method of adopting resolutions. The provision of article 12 paragraph 3, third sentence is correspondingly applicable.
5. The management board may determine rules of management containing regulations as to matters concerning the board internally. The management board may further determine, by means of rules or otherwise, the duties to be discharged by each of them and shall inform the general meeting thereof.
6. The general meeting is entitled to require resolutions of the management board to be subject to its approval. These resolutions shall be clearly specified and notified to the management board in writing.
7. The lack of approval referred to in the preceding paragraph does not affect the authority of the management board or its members to represent the company.
REPRESENTATION.
ARTICLE 13.
1. The management board shall be authorized to represent the company. Each member of the management board is also authorised to represent the company.
2. The management board may appoint staff members with general or limited power to represent the company. Each staff member shall be competent to represent the company with due observance of any restrictions imposed on him. The management board shall determine their titles.
3. If a member of the management board in his private capacity enters into an agreement with the company or in his private capacity conducts legal proceedings as against the company, the company shall be represented by a member of the management board to be designated by the general meeting. Also the person to whom the conflict of interest relates may be designated. If a member of the managing board in any way other than provided for in the first sentence of this paragraph has an interest conflicting with the interests of the company, such member as well as every other member of the management board may represent the company.
4. Without regard to whether a conflict of interest exists or not, all legal acts of the company vis-a-vis a holder of all of the shares, or vis-a-vis a participant in a marital community of which all of the shares form a part, whereby the company is represented by such shareholder or one of the participants, shall be put down in writing. For the application of the foregoing sentence, shares held by the company or its subsidiaries shall not be taken into account. The provisions of this paragraph do not apply to legal acts that, under their agreed terms, form part of the normal course of business of the company.
FINANCIAL YEAR. ANNUAL ACCOUNTS.
ARTICLE 14.
1.   The financial year shall be the calendar year.
2. Annually, not later than five months after the end of the financial year, unless by reason of special circumstances this term is extended by the general meeting by not more than six months, the management board shall draw up annual accounts.

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          least one tenth of the issued capital, and announced with due observance of paragraph 5 and paragraph 6 of this article.
     The items mentioned under a, b, c, need not be placed on the agenda, if the term for the preparation of the annual accounts and the annual report has been extended or a proposal thereto has been placed on the agenda.
3. Other general meetings of shareholders shall be held as often as deemed necessary by the management board.
4. Shareholders and depository receipt holders, representing in the aggregate at least one tenth of the issued capital, may request the management board to convene a general meeting of shareholders, stating the subjects to be discussed. If the management board has not convened a meeting within four weeks in such a manner that the meeting can be held within six weeks after the request, the persons who made the request shall be authorised to convene a meeting themselves.
5. General meetings of shareholders shall be convoked by the management board. The convocation shall take place no later than on the fifteenth day prior to the date of the meeting. All convocations shall be made by letter mailed to their addresses as shown in the register of shareholders and in the register of depository receipt holders.
6. The notice of convocation shall specify the subjects to be discussed. Subjects which were not specified in the notice of convocation may be announced at a later date, provided with due observance of the provisions of this article.
7. The general meetings of shareholders shall be held in the municipality in which the company has its corporate seat according to these articles of association. A meeting held elsewhere may only adopt valid resolutions if the entire issued capital is represented.
8. As long as the entire issued capital is represented at a general meeting of shareholders valid resolutions can be adopted on all subjects brought up for discussion, even if the formalities prescribed by law or by the articles of association for the convocation and holding of meetings have not been complied with, provided such resolutions are adopted unanimously.
ARTICLE 17.
1. The general meetings shall itself appoint its chairman. Until that moment a member of the management board shall act as chairman and in the absence of such a member the eldest person present at the meeting shall act as chairman.
2. A secretary to be designated by the chairman shall keep minutes of the business transacted at the meeting. The minutes shall be confirmed in the same meeting or the next meeting and shall in witness thereof be signed by the chairman and secretary of that meeting.
3. The chairman or the party having convened the meeting may determine that a notarial record is made of the business transacted at the meeting. The notarial record shall also be signed by the chairman.
4. The management board shall keep a record of resolutions made. If the management board is not represented at the meeting, the management board as soon as possible after the meeting shall be provided with a copy of the resolutions made by or on behalf of the chairman. The records shall be deposited at the office of the company for inspection by the shareholders and the

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     depository receipt holders. Upon request each of them shall be provided with a copy or an extract of such record at not more than the actual costs.
ARTICLE 18.
1. Each shareholder, each usufructuary and each pledgee to whom the rights of a depository receipt holder accrue and each depository receipt holder shall be entitled to attend the general meeting of shareholders and to address the meeting.
2. The voting rights accrue to the shareholders, usufructuaries and pledgees who are entitled thereto.
3.   Each person entitled to vote or his proxy shall sign the attendance list.
4. The rights to take part in the meeting in accordance with the preceding paragraphs may be exercised by a proxy authorised in writing. The expression: in writing shall include any message transmitted by current means of communication and received in writing.
5. The members of the management board shall, as such, have the right to give advice in the general meeting of shareholders.
6. The general meeting shall decide on the admittance of persons other than those mentioned above in this article.
ARTICLE 19.
1. Each share confers the right to cast one vote. Blank votes and invalid votes are deemed not to have been cast.
2. At the general meeting no votes can be cast in respect of a share owned by the company or a subsidiary of the company, nor in respect of a share for which either of them owns depository receipts.
3. When determining to which extent the shareholders cast votes, are present or represented, or to which extent the share capital is provided or represented, the shares in respect of which the law provides that no votes can be cast in respect thereof, shall not be taken into account.
4. In so far as no larger majority is prescribed by the law or the articles of association, all resolutions shall be adopted by an absolute majority of the votes cast.
5. If in an election of persons a majority is not obtained, a second free vote shall be taken. If again a majority is not obtained, further votes shall be taken until either one person obtains a majority or the election is between two persons only, both of whom receive an equal number of votes. In the event of such further elections (not including the second free vote), each election shall be between the persons who participated in the preceding election, but with the exclusion of the person who received the smallest number of votes in that preceding election. If in a preceding election more than one person receives the smallest number of votes, it shall be decided by lot which of these persons should not participate in the new election. If votes are equal in an election between two persons, it shall be decided by lot who is elected.
6. If there is a tie of votes in a vote other than a vote for the election of persons, the proposal is thus rejected.
7. All votes may be cast orally. The chairman is, however, entitled to decide a vote by a secret ballot. If it concerns an election of persons, also a person present at the meeting and entitled to vote can demand a vote by a secret ballot. Voting by secret ballot shall take place by means of secret, unsigned ballot papers.

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8.   Voting by acclamation shall be possible if none of the persons present and entitled to vote objects against it.
RESOLUTIONS OUTSIDE OF MEETINGS.
ARTICLE 20.
1. Resolutions of shareholders may also be adopted in writing without recourse to a general meeting of shareholders, provided they are adopted by a unanimous vote representing the entire issued capital. The provision of article 12 paragraph 3, third sentence, shall apply correspondingly.
     The aforementioned decision making process shall not be permissible in the event that there are depository receipt holders.
2. The management board shall keep a record of the resolutions thus made. Each of the shareholders must procure that the management board is informed in writing of the resolutions made in accordance with paragraph 1 as soon as possible. The records shall be deposited at the office of the company for inspection by the shareholders. Upon request each of them shall be provided with a copy or an extract of such record at not more than the actual costs.
AMENDMENT OF THE ARTICLES OF ASSOCIATION AND DISSOLUTION.
ARTICLE 21.
When a proposal to amend the articles of association or to dissolve the company is to be made to the general meeting, this must be mentioned in the notification of the general meeting of shareholders. As regards an amendment of the articles of association, a copy of the proposal including the text of the proposed amendment must at the same time be deposited and held available at the company's office for inspection by shareholders and depository receipt holders until the end of the meeting.
LIQUIDATION.
ARTICLE 22.
1. In the event of dissolution of the company by virtue of a resolution of the general meeting, the members of the management board shall be charged with the liquidation of the business of the company.
2. During liquidation the provisions of these articles of association shall remain in force as far as possible.
3. The balance remaining after payment of debts shall be transferred to the shareholders in proportion to the aggregate amount of their shareholdings.
4. The liquidation shall furthermore be subject to the provisions of Title 1, Book 2 of the Civil Code.
TRANSITIONAL PROVISION.
The first financial year of the company shall end on the thirty-first day of December two thousand and two.
FINAL STATEMENTS.
Finally, the appearing person has declared:
a. At the incorporation the issued share capital amounts to eighteen thousand euro (EURO 18,000.--), divided into one thousand and eight hundred (1,800) shares of ten euro (EURO 10.--) each. These shares have all been subscribed for by the incorporator. The issuance takes place at par value. On behalf of the company incorporated in the present deed ("the company") with respect to the contribution on the shares subscribed for at this incorporation

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                                                                              13

     by the incorporator, an agreement has been entered into with the incorporator to the following effect:
     "1. THE INCORPORATOR SHALL PAY UP THE SHARES BY WAY OF CONTRIBUTION IN KIND OF ALL ITS ASSETS AND LIABILITIES ("GEHELE VERMOGEN") IN THE MEANING ARTICLE 37 PARAGRAPH 2 SUB b OF THE LAW ON TAXES AND LEGAL TRANSACTIONS ("WET OP BELASTINGEN VAN RECHTSVERKEER"), INCLUDING THE LEGAL AND BENEFICIAL OWNERSHIP OF ALL SHARES HELD BY THE INCORPORATOR IN THE CAPITAL OF IMC GLOBAL POTASH HOLDINGS N.V. A LIMITED LIABILITY COMPANY UNDER THE LAWS OF THE NETHERLANDS ANTILLES, HAVING ITS REGISTERED OFFICE AT CURACAO, THE NETHERLANDS ANTILLES AND THE LEGAL AND BENEFICIAL OWNERSHIP OF ALL SHARES HELD BY THE INCORPORATOR IN THE CAPITAL OF IMC POTASH COLONSAY N.V., A LIMITED LIABILITY COMPANY UNDER THE LAWS OF THE NETHERLANDS ANTILLES, HAVING ITS REGISTERED OFFICE AT CURACAO, THE NETHERLANDS ANTILLES, SAID ASSETS AND LIABILITIES HEREINAFTER REFERRED TO AS: "THE CAPITAL CONTRIBUTION".
          IF ACCORDING TO THE DESCRIPTION REFERRED TO UNDER 2, THE VALUE OF THE CAPITAL CONTRIBUTION IS LOWER THAN THE OBLIGATION TO CONTRIBUTE, THE INCORPORATOR SHALL PAY THE DIFFERENCE IN CASH NO LATER THAN AT THE INCORPORATION.
          TO THE EXTENT THE VALUE OF THE CAPITAL CONTRIBUTION EXCEEDS THE OBLIGATION TO CONTRIBUTE, THE EXCESS SHALL BE CONSIDERED NON-STIPULATED SHARE PREMIUM ("NIET BEDONGEN AGIO").
     2. THE INCORPORATOR SHALL PREPARE A DESCRIPTION AS PER A DATE PERMITTED BY LAW, HEREINAFTER REFERRED TO AS "THE DATE OF THE DESCRIPTION". IF THE VALUE OF THE CAPITAL CONTRIBUTION EXCEEDS THE OBLIGATION TO CONTRIBUTE OR IS LOWER THAN SUCH OBLIGATION, THE DESCRIPTION SHALL STATE THE AMOUNT OF THE DIFFERENCE.
     3. THE DESCRIPTION UNDER 2 SHALL FURTHER STATE THE VALUE ATTRIBUTED TO THE CAPITAL CONTRIBUTION AND THE APPLIED VALUATION METHODS WHICH METHODS MUST COMPLY WITH GENERALLY ACCEPTED STANDARDS AND SHALL RELATE TO THE SITUATION OF THE CONTRIBUTION AS PER THE DATE OF THE DESCRIPTION."
     This agreement is now binding upon the company. The description of the capital contribution within the meaning of the law has now been prepared and been signed by the incorporator. In respect of the description, an auditor qualified to do so has issued a statement that the value of the capital contribution, according to valuation methods applying with generally accepted standards, at least equals the amount of the obligation to contribute. The value of the contribution has been determined with due observance of said agreement. The description, to which the auditor's statement relates, has not lost its legal validity by lapse of time. The incorporator has no knowledge of a substantial decrease of the value of the contribution since the date of the description.
     To the extent payment on the subscribed for shares is to be made in cash such payment has been effected and accepted by the company.
     To the extent payment on the subscribed for shares is to be made in kind the incorporator must effect the contribution without delay.
     The documents which must be attached to this deed by virtue of the law are being attached to this deed.
b. The first member of the management board is: ABN AMRO Trust Company (Nederland) B.V., a private company with limited liability under the laws of the Netherlands, having its corporate seat in

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                                                                              14

     Amsterdam, the Netherlands, address: Strawinskylaan 3105, Seventh Floor, 1077 ZX Amsterdam, the Netherlands.
c. The ministerial declaration of no objections was granted on the twenty-seventh day of May two thousand and two, under number B.V. 1198830, as stated in the certificate, which has been attached to this instrument.
WHEREOF THE PRESENT DEED, was executed at Rotterdam on the day and year first above written.
The person appearing is known to me, notary. The substance of the Deed had been made known and explained to her. The person appearing declared that she did not require it to be read out to her in full, that she had taken cognisance of the contents of the Deed timely before the execution thereof and that she agrees with the contents. The present Deed has been read out in part and immediately thereafter has been signed by the person appearing and by me, notary.

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OPRICHTING BESLOTEN VENNOOTSCHAP

Heden zevenentwintig juni tweeduizend twee is voor mij, Mr Onno Berend Okkinga, notaris te Rotterdam, verschenen:
Mevrouw Nicolette Daphne Dansen, geboren te Rotterdam op eenendertig oktober negentienhonderd drieenzeventig, houdster van rijbewijs met nummer 3019999364, te dezer zake woonplaats kiezende ten kantore van mij, notaris, Marten Meesweg 115, 3068 AV Rotterdam, te dezen handelend als schriftelijk gevolmachtigde van:
IMC GLOBAL NETHERLANDS B.V., een besloten vennootschap met beperkte aansprakelijkheid, statutair gevestigd te Amsterdam, adres: Strawinskylaan 3105 7hg, 1077 ZX Amsterdam, ingeschreven in het handelsregister onder dossiernummer:
34158601.
VOLMACHTEN.
Van de volmacht blijkt uit een onderhandse akte van volmacht, die aan deze minuut is gehecht.
De verschenen persoon, handelend als gemeld, heeft verklaard een besloten vennootschap met beperkte aansprakelijkheid op te richten met de volgende statuten:
NAAM EN ZETEL.
ARTIKEL 1.
1.   De vennootschap draagt de naam:
     IMC GLOBAL DUTCH HOLDINGS B.V.
2.   Zij heeft haar zetel te Amsterdam.
DOEL.
ARTIKEL 2.
De vennootschap heeft ten doel:
- het deelnemen in, het voeren van beheer over, bet financieren van, het voeren van directie over en het verlenen van adviezen en diensten aan andere vennootschappen en ondernemingen;
- het ter leen verstrekken en ter leen opnemen van gelden, het uitgeven van obligaties, schuldbrieven of andere waardepapieren, alsmede het aangaan van daarmee samenhangende overeenkomsten;
- het stellen van zekerheid voor schulden en andere verplichtingen van de vennootschap of van derden;
- het verkrijgen, beheren, exploiteren, bezwaren en vervreemden van registergoederen;
- het exploiteren en verhandelen van auteursrechten, octrooien, modellen, geheime procedes, handelsmerken en andere intellectuele of industriele eigendomsrechten;
-    het verhandelen van valuta, effecten en vermogenswaarden in het algemeen;
- het verrichten van alle soorten industriele, financiele en commerciele activiteiten; en
- al hetgeen met het vorenstaande verband houdt of daaraan bevorderlijk kan zijn, alles in de ruimste zin van het woord.

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                                                                               2

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KAPITAAL EN AANDELEN.
ARTIKEL 3.
1. Het maatschappelijk kapitaal bedraagt negentigduizend euro (EURO 90.000,--) en is verdeeld in negenduizend (9.000) aandelen van nominaal tien euro (EURO 10,--) elk.
2.   Alle aandelen luiden op naam. Aandeelbewijzen worden niet uitgegeven.
3. Indien aandelen of rechten op aandelen tot een gemeenschap behoren, niet zijnde een bijzondere gemeenschap als bedoeld in Titel 7, Boek 3 van het Burgerlijk Wetboek, kunnen de deelgenoten zich slechts tegenover de vennootschap doen vertegenwoordigen door een persoon, daartoe schriftelijk door hen allen gemachtigd.
REGISTER VAN AANDEELHOUDERS
ARTIKEL 4.
1. De directie houdt een register waarin de namen en adressen van alle aandeelhouders zijn opgenomen, met vermelding van de datum waarop zij de aandelen hebben verkregen, de datum van de erkenning of betekening, alsmede met vermelding van het op ieder aandeel gestorte bedrag.
2. In het register worden tevens opgenomen de namen en adressen van hen die een recht van vruchtgebruik of pandrecht op aandelen hebben, met vermelding van de datum waarop zij het recht hebben verkregen, de datum van erkenning of betekening, alsmede met vermelding of hen het stemrecht of de rechten die de wet toekent aan een houder van met medewerking van de vennootschap uitgegeven certificaten van aandelen (hierna te noemen: "een certificaathouder").
3. Iedere aandeelhouder, iedere vruchtgebruiker, iedere pandhouder en iedere certificaathouder is verplicht aan de vennootschap schriftelijk zijn adres op te geven.
4. In het register wordt ten slotte aangetekend elk verleend ontslag van aansprakelijkheid voor nog niet gedane stortingen.
5. Het register wordt regelmatig bijgehouden. Alle inschrijvingen en aantekeningen in het register worden getekend door een directeur.
6. De directie verstrekt desgevraagd aan een aandeelhouder, een vruchtgebruiker en een pandhouder kosteloos cen uittreksel uit het register met betrekking tot zijn recht op een aandeel. Rust op een aandeel een recht van vruchtgebruik of een pandrecht, dan vermeldt het uittreksel aan wie het stemrecht toekomt en aan wie de rechten van een certificaathouder toekomen.
7. De directie legt het register ten kantore van de vennootschap ter inzage van de aandeelhouders, alsmede van de vruchtgebruikers en de pandhouders aan wie de rechten van een certificaathouder toekomen. De gegevens van het register omtrent niet-volgestorte aandelen zijn ter inzage van een ieder; afschrift of uittreksel van deze gegevens wordt tegen ten hoogste de kostprijs verstrekt.
8. Voorts houdt de directie een register waarin worden opgenomen de namen en adressen van houders van met medewerking van de vennootschap uitgegeven certificaten van aandelen. Dit register kan deel uitmaken van het aandeelhoudersregister.
UITGIFTE VAN AANDELEN.
ARTIKEL 5.

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                                                                               3

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1.   Uitgifte van aandelen kan slechts ingevolge een besluit van de algemene vergadering van aandeelhouders (hierna te noemen: "de algemene vergadering") geschieden.
2. De algemene vergadering kan haar bevoegdheid als bedoeld in het vorige lid overdragen aan een ander orgaan en kan deze overdracht herroepen.
3. Bij het besluit tot uitgifte van aandelen worden de koers en de verdere voorwaarden van uitgifte bepaald.
4. Iedere aandeelhouder heeft bij uitgifte van aandelen een voorkeursrecht naar evenredigheid van het gezamenlijk bedrag van zijn aandelen, met inachtneming van de beperkingen volgens de wet.
5. Het voorkeursrecht kan, telkens voor een enkele uitgifte, worden beperkt of uitgesloten door het tot uitgifte bevoegde orgaan.
6. Het hiervoor in dit artikel bepaalde is van overeenkomstige toepassing op het verlenen van rechten tot het nemen van aandelen, maar is niet van toepassing op het uitgeven van aandelen aan iemand die een voordien reeds verkregen recht tot het nemen van aandelen uitoefent.
7. Bij uitgifte van elk aandeel moet daarop het gehele nominale bedrag worden gestort.
8. Storting op een aandeel moet in geld geschieden voor zover niet een andere inbreng is overeengekomen. Storting in vreemd geld kan slechts geschieden met toestemming van de vennootschap.
EIGEN AANDELEN.
ARTIKEL 6.
1.   De vennootschap kan bij uitgifte van aandelen geen eigen aandelen nemen.
2. De vennootschap mag volgestorte eigen aandelen of certificaten daarvan verkrijgen, doch slechts om niet of indien:
     a. het eigen vermogen, verminderd met de verkrijgingsprijs, niet kleiner is dan het geplaatste kapitaal vermeerderd met de reserves die krachtens de wet of de statuten moeten worden aangehouden;
     b. het nominale bedrag van de te verkrijgen en de reeds door de vennootschap en haar dochtermaatschappijen tezamen gehouden aandelen in haar kapitaal of certificaten daarvan niet meer dan de helft van het geplaatste kapitaal bedraagt; en
     c. machtiging tot de verkrijging is verleend door de algemene vergadering of door een ander vennootschapsorgaan dat daartoe door de algemene vergadering is aangewezen.
3. Voor de geldigheid van de verkrijging is bepalend de grootte van het eigen vermogen volgens de laatst vastgestelde balans, verminderd met de verkrijgingsprijs voor aandelen in het kapitaal van de vennootschap of certificaten daarvan en uitkeringen uit winst of reserves aan anderen, die zij en haar dochtermaatschappijen na de balansdatum verschuldigd werden. Is een boekjaar meer dan zes maanden verstreken zonder dat de jaarrekening is vastgesteld, dan is verkrijging overeenkomstig lid 2 niet toegestaan.
4. De vorige leden gelden niet voor aandelen die de vennootschap onder algemene titel verkrijgt.
5. Verkrijging van aandelen of certificaten daarvan in strijd met lid 2 is nietig.

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                                                                               4

[SEAL]

6. Vervreemding van door de vennootschap gehouden eigen aandelen of certificaten daarvan geschiedt ingevolge een besluit van de algemene vergadering voor zover door de algemene vergadering geen ander vennootschapsorgaan is aangewezen. Bij het besluit tot vervreemding worden de voorwaarden van de vervreemding bepaald. Vervreemding van eigen aandelen geschiedt met inachtneming van het bepaalde in de blokkeringsregeling.
ZEKERHEIDSTELLING. LENINGEN.
ARTIKEL 7.
1. De vennootschap mag niet, met het oog op het nemen of verkrijgen door anderen van aandelen in haar kapitaal of van certificaten daarvan, zekerheid stellen, een koersgarantie geven, zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden.
2. Leningen met het oog op het nemen of verkrijgen van aandelen in haar kapitaal of van certificaten daarvan mag de vennootschap slechts verstrekken tot ten hoogste het bedrag van de uitkeerbare reserves. De vennootschap houdt een niet uitkeerbare reserve aan tot het uitstaande bedrag van de in de vorige zin genoemde leningen.
KAPITAALVERMINDERING.
ARTIKEL 8.
1. De algemene vergadering kan besluiten tot vermindering van het geplaatste kapitaal door intrekking van aandelen of door het bedrag van de aandelen bij statutenwijziging te verminderen.
2. Een besluit tot intrekking kan slechts betreffen aandelen die de vennootschap zelf houdt of waarvan zij de certificaten houdt.
3. Vermindering van het bedrag van aandelen zonder terugbetaling en zonder ontheffing van de verplichting tot storting moet naar evenredigheid op alle aandelen geschieden. Van het vereiste van evenredigheid mag worden afgeweken met instemming van alle betrokken aandeelhouders.
4. Gedeeltelijke terugbetaling of ontheffing van de verplichting tot storting is slechts mogelijk ter uitvoering een besluit tot vermindering van het bedrag van de aandelen. Zulk een terugbetaling of ontheffing moet naar evenredigheid op alle aandelen geschieden. Van het vereiste van evenredigheid mag worden afgeweken met instemming van alle betrokken aandeelhouders.
5. De oproeping tot een algemene vergadering waarin een in dit artikel genoemd besluit wordt genomen, vermeldt het doel van de kapitaalvermindering en de wijze van uitvoering.
6. De vennootschap legt de in dit artikel bedoelde besluiten neer ten kantore van het handelsregister en kondigt de nederlegging aan in een landelijk dagblad. Een besluit tot vermindering van het geplaatst kapitaal wordt niet van kracht zolang verzet kan worden gedaan.
UITGIFTE EN LEVERING VAN AANDELEN. BEPERKTE RECHTEN.
UITGIFTE VAN CERTIFICATEN.
ARTIKEL 9.
1. Voor de uitgifte en levering van een aandeel of de levering van een beperkt recht daarop is vereist een daartoe bestemde ten overstaan van een in Nederland standplaats hebbende notaris verleden akte waarbij de betrokkenen partij zijn.

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                                                                               5

[SEAL]

2. Behoudens in het geval dat de vennootschap zelf bij de rechtshandeling partij is, kunnen de aan het aandeel verbonden rechten eerst worden uitgeoefend nadat de vennootschap de rechtshandeling heeft erkend of de akte aan haar is betekend overeenkomstig het in de wet daaromtrent bepaalde.
3. Een aandeelhouder kan op een of meer van zijn aandelen vrijelijk een vruchtgebruik vestigen.
4. De aandeelhouder heeft het stemrecht op de aandelen waarop het vruchtgebruik is gevestigd.
5. In afwijking van het voorgaande lid komt het stemrecht toe aan de vruchtgebruiker indien zulks bij de vestiging van het vruchtgebruik is bepaald en de vruchtgebruiker een persoon is aan wie de aandelen overeenkomstig de blokkeringsregeling vrijelijk kunnen worden overgedragen. Indien de vruchtgebruiker niet zulk een persoon is, komt hem het stemrecht uitsluitend toe indien dit bij de vestiging van het vruchtgebruik is bepaald en zowel deze bepaling als - bij overdracht van het vruchtgebruik - de overgang van het stemrecht is goedgekeurd door de algemene vergadering.
6. De algemene vergadering kan de goedkeuring bedoeld in lid 5 slechts verlenen met algemene stemmen.
7. De aandeelhouder die geen stemrecht heeft en de vruchtgebruiker die stemrecht heeft, hebben de rechten van een certificaathouder. De vruchtgebruiker die geen stemrecht heeft, heeft deze rechten indien bij de vestiging of overdracht van het vruchtgebruik niet anders is bepaald.
8. Uit het aandeel voortspruitende rechten strekkende tot het verkrijgen van aandelen, komen aan de aandeelhouder toe, met dien verstande dat hij de waarde daarvan moet vergoeden aan de vruchtgebruiker voor zover deze krachtens zijn recht van vruchtgebruik daarop aanspraak heeft.
9. Een aandeelhouder kan op een of meer van zijn aandelen vrijelijk een pandrecht vestigen.
10. De aandeelhouder heeft het stemrecht op de aandelen waarop het pandrecht is gevestigd.
11. In afwijking van het voorgaande lid komt het stemrecht toe aan de pandhouder indien zulks bij de vestiging van het pandrecht is bepaald en de pandhouder een persoon is aan wie de aandelen overeenkomstig de blokkeringsregeling vrijelijk kunnen worden overgedragen. Indien de pandhouder niet zulk een persoon is, komt hem het stemrecht uitsluitend toe indien dit bij de vestiging van het pandrecht is bepaald en de vestiging van het pandrecht is goedgekeurd door de algemene vergadering.
12. Treedt een ander in de rechten van de pandhouder dan komt hem het stemrecht slechts toe indien de algemene vergadering de overgang van het stemrecht goedkeurt.
13. De algemene vergadering kan de goedkeuring bedoeld in de leden 11 en 12 slechts verlenen met algemene stemmen.
14. De aandeelhouder die geen stemrecht heeft en de pandhouder die stemrecht heeft, hebben de rechten van een certificaathouder. De pandhouder die geen stemrecht heeft, heeft deze rechten indien bij de vestiging of overgang van het pandrecht niet anders is bepaald.

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                                                                               6

[SEAL]

15. De blokkeringsregeling is van toepassing op de vervreemding en overdracht van aandelen door de pandhouder of de verblijving van aandelen aan de pandhouder met dien verstande dat de pandhouder alle ten aanzien van de vervreemding en overdracht aan de aandeelhouder toekomende rechten uitoefent en diens verplichtingen terzake nakomt.
16. De vennootschap verleent slechts medewerking aan de uitgifte van certificaten van aandelen in haar kapitaal ingevolge een besluit van de algemene vergadering.
BLOKKERINGSREGELING.
ARTIKEL 10.
1. Voor overdracht van aandelen, wil zij geldig zijn, is steeds de goedkeuring overeenkomstig het hierna in dit artikel bepaalde vereist van de algemene vergadering.
2. Echter behoeft geen goedkeuring te worden verleend indien de overdracht geschiedt met schriftelijke toestemming van de mede-aandeelhouders, binnen drie maanden nadat zij allen hun schriftelijke toestemming hebben verleend.
3. De aandeelhouder die tot overdracht van aandelen wil overgaan (in dit artikel verder ook aan te duiden als: "de verzoeker") geeft daarvan kennis aan de directie onder opgave van het aantal over te dragen aandelen en van de persoon of de personen aan wie hij wenst over te dragen.
4. De directie is verplicht een algemene vergadering bijeen te roepen en te doen houden binnen zes weken na ontvangst van de in het vorige lid bedoelde kennisgeving. Bij de oproeping wordt de inhoud van die kennisgeving vermeld.
5.   Indien:
     a. niet binnen de in lid 4 gemelde termijn de aldaar bedoelde vergadering is gehouden;
     b. in die vergadering omtrent het verzoek tot goedkeuring geen besluit is genomen;
     c. bedoelde goedkeuring is geweigerd zonder dat de vergadering gelijktijdig met de weigering aan de verzoeker opgave doet van een of meer gegadigden die bereid zijn al de aandelen waarop het verzoek tot goedkeuring betrekking had, tegen contante betaling te kopen, wordt de gevraagde goedkeuring geacht te zijn verleend en wel in het sub a gemelde geval op de dag waarop de vergadering uiterlijk had moeten worden gehouden. De vennootschap zelf kan slechts met instemming van de verzoeker gegadigde zijn als bedoeld in dit lid.
6. Indien de vergadering de gevraagde goedkeuring verleent of geacht moet worden te hebben verleend, moet de overdracht binnen drie maanden daarna plaatshebben.
7. Tenzij tussen de verzoeker en de door de algemene vergadering aangewezen en door hem aanvaarde gegadigde(n) omtrent de prijs of de prijsvastelling anders wordt overeengekomen, zal de koopprijs van de aandelen worden vastgesteld door drie onafhankelijke deskundigen, op verzoek van de meest gerede partij te benoemen door de voorzitter van de Kamer van Koophandel en Fabrieken waar de vennootschap is ingeschreven.

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                                                                               7

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8.   De in het vorige lid bedoelde deskundigen zijn gerechtigd tot inzage van alle boeken en bescheiden van de vennootschap en tot het verkrijgen van alle inlichtingen waarvan kennisneming voor hun prijsvaststelling dienstig is.
9. De verzoeker en de door de algemene vergadering aangewezen en door hem aanvaarde gegadigde(n) blijven ieder bevoegd zich door kennisgeving aan de directie terug te trekken totdat een maand is verstreken nadat vorenbedoelde prijsvaststelling schriftelijk aan hen is medegedeeld. De directie deelt de terugtrekking onverwijld mede aan alle betrokkenen.
10. Trekt een van de gegadigden zich terug en zijn de overige gegadigden niet binnen twee weken na het verstrijken van de in de vorige lid bedoelde termijn door kennisgeving aan de directie bereid ook de daardoor vrijkomende aandelen over te nemen, dan kan de verzoeker alle aandelen vrijelijk overdragen binnen drie maanden nadat vaststaat dat niet alle aandelen door de gegadigde(n) worden gekocht.
11.  De kosten van de prijsvaststelling komen ten laste van:
     a.   de verzoeker indien deze zich terugtrekt;
     b. de verzoeker voor de helft en de kopers voor de andere helft indien de aandelen door de gegadigden zijn gekocht, met dien verstande dat iedere koper in de kosten bijdraagt in verhouding tot het aantal door hem gekochte aandelen;
     c.   de vennootschap in niet onder a of b genoemde gevallen.
12. Alle in dit artikel genoemde mededelingen en kennisgevingen geschieden bij aangetekende brief of tegen ontvangstbewijs.
13. Het in dit artikel bepaalde is van overeenkomstige toepassing op het recht tot het nemen van aandelen.
14. Het in dit artikel bepaalde geldt niet in het geval de aandeelhouder krachtens de wet tot overdracht van zijn aandelen aan een eerdere aandeelhouder verplicht is.
BESTUUR.
ARTIKEL 11.
1. Het bestuur van de vennootschap wordt gevormd door een directie bestaande uit een of meer directeuren.
2.   De directeuren worden benoemd door de algemene vergadering.
3. Iedere directeur kan te allen tijde door de algemene vergadering worden geschorst en ontslagen.
4. Elke schorsing kan een of meer malen worden verlengd doch in totaal niet langer duren dan drie maanden. Is na verloop van die tijd geen beslissing genomen omtrent de opheffing van de schorsing of ontslag, dan eindigt de schorsing.
5. De bezoldiging en de verdere arbeidsvoorwaarden van iedere directeur worden vastgesteld door de algemene vergadering.
6. In geval van ontstentenis of belet van een directeur zijn de andere directeuren of is de andere directeur tijdelijk met het bestuur van de vennootschap belast. In geval van ontstentenis of belet van alle directeuren of van de enige directeur is de persoon die daartoe door de algemene vergadering wordt benoemd, tijdelijk met het bestuur van de vennootschap belast.
BESTUURSTAAK. BESLUITVORMING. TAAKVERDELING.
ARTIKEL 12.

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1.   Behoudens de beperkingen volgens de statuten is de directie belast met het besturen van de vennootschap.
2. De directie vergadert zo dikwijls een directeur het verlangt. In de vergadering heeft iedere directeur een stem. De besluiten van de directie worden genomen met volstrekte meerderheid van stemmen van alle alsdan in functie zijnde directeuren.
3. Iedere directeur kan zich in de directievergaderingen uitsluitend door een mede directeur doen vertegenwoordigen. Die vertegenwoordiging dient te geschieden krachtens een schriftelijke volmacht. Onder geschrift wordt verstaan elk via gangbare communicatiekanalen overgebracht en op schrift ontvangen bericht.
4. Besluiten van de directie kunnen in plaats van in een vergadering ook bij geschrift worden genomen, mits alle directeuren zijn geraadpleegd en geen hunner zich tegen deze wijze van besluitvorming heeft verklaard. Het bepaalde in artikel 12 lid 3, derde volzin, is van overeenkomstige toepassing.
5. De directie kan een reglement vaststellen, waarin aangelegenheden haar intern betreffende, nader worden geregeld. De directie kan verder, al dan niet bij reglement, een taakverdeling vaststellen en brengt deze ter kennis van de algemene vergadering.
6. De algemene vergadering is bevoegd besluiten van de directie aan haar goedkeuring te onderwerpen. Die besluiten dienen duidelijk omschreven te worden en schriftelijk aan de directie te worden meegedeeld.
7. Het ontbreken van een goedkeuring als bedoeld in het vorige lid tast de vertegenwoordigingsbevoegdheid van de directie of directeuren niet aan.
VERTEGENWOORDIGING.
ARTIKEL 13.
1. De directie is bevoegd de vennootschap te vertegenwoordigen. De bevoegdheid tot vertegenwoordiging komt mede aan iedere directeur toe.
2. De directie kan functionarissen met algemene of beperkte vertegenwoordigingsbevoegdheid aanstellen. Elk hunner vertegenwoordigt de vennootschap met inachtneming van de begrenzing aan zijn bevoegdheid gesteld. Hun titulatuur wordt door de directie bepaald.
3. Indien een directeur in prive een overeenkomst met de vennootschap sluit of in prive een procedure tegen de vennootschap voert, wordt de vennootschap ter zake vertegenwoordigd door een directeur die de algemene vergadering daartoe aanwijst. Zodanige persoon kan ook zijn de directeur, te wiens aanzien het strijdig belang bestaat. Indien een directeur op een andere wijze dan omschreven in de eerste zin van dit lid een belang heeft, dat strijdig is met dat der vennootschap, is hij, evenals ieder andere directeur, bevoegd de vennootschap te vertegenwoordigen.
4. Ongeacht of er sprake is van een tegenstrijdig belang worden rechtshandelingen van de vennootschap jegens de houder van alle aandelen of jegens een deelgenoot in enige huwelijksgemeenschap of in een gemeenschap van een geregistreerd partnerschap waartoe alle aandelen behoren, waarbij de vennootschap wordt vertegenwoordigd door deze aandeelhouder of door een van de deelgenoten, schriftelijk vastgelegd. Voor de toepassing van de vorige zin worden aandelen gehouden door de vennootschap of haar dochtermaatschappijen niet meegeteld. Het in dit lid bepaalde is niet van

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     toepassing op rechtshandelingen die onder de bedongen voorwaarden tot de gewone bedrijfsuitoefening van de vennootschap behoren.
BOEKJAAR.  JAARREKENING.
ARTIKEL 14.
1.   Het boekjaar is gelijk aan het kalenderjaar.
2. Jaarlijks binnen vijf maanden na afloop van het boekjaar, behoudens verlenging van deze termijn met ten hoogste zes maanden door de algemene vergadering op grond van bijzondere omstandigheden, maakt de directie een jaarrekening op.
3. De directie legt de jaarrekening binnen de in lid 2 bedoelde termijn voor de aandeelhouders ter inzage ten kantore van de vennootschap. Binnen deze termijn legt de directie ook het jaarverslag ter inzage voor de aandeelhouders.
4. De jaarrekening wordt ondertekend door de directeuren; ontbreekt de ondertekening van een of meer hunner, dan wordt daarvan onder opgave van reden melding gemaakt.
5. De vennootschap zorgt dat de opgemaakte jaarrekening, het jaarverslag en de krachtens de wet toe te voegen gegevens vanaf de oproep voor de jaarvergadering te haren kantore aanwezig zijn. Aandeelhouders kunnen de stukken aldaar inzien en er kosteloos een afschrift van verkrijgen.
6.   De algemene vergadering stelt de jaarrekening vast.
7. Vaststelling van de jaarrekening zonder voorbehoud strekt tot decharge van de directeuren voor het bestuur, voor zover van dat bestuur uit de jaarrekening blijkt.
8. Het in deze statuten omtrent het jaarverslag en de krachtens de wet toe te voegen gegevens bepaalde kan buiten toepassing blijven indien artikel 2:403 Burgerlijk Wetboek voor de vennootschap geldt. Het in deze statuten omtrent het jaarverslag bepaalde kan voorts buiten toepassing blijven indien artikel 2:396 lid 6, eerste volzin, Burgerlijk Wetboek voor de vennootschap geldt.
WINST.
ARTIKEL 15.
1.   De winst staat ter beschikking van de algemene vergadering.
2. De vennootschap kan aan de aandeelhouders en andere gerechtigden tot de voor uitkering vatbare winst slechts uitkeringen doen voor zover het eigen vermogen groter is dan het geplaatste kapitaal vermeerderd met de reserves die krachtens de wet of de statuten moeten worden aangehouden.
3. Uitkering van winst geschiedt na de vaststelling van de jaarrekening waaruit blijkt dat zij geoorloofd is.
4. Op door de vennootschap verkregen aandelen of certificaten daarvan vindt geen uitkering ten behoeve van de vennootschap plaats.
5. De algemene vergadering kan, met inachtneming van het in lid 2 bepaalde, besluiten tot uitkering van interim-dividend en tot uitkeringen ten laste van een reserve.
6. De vordering van de aandeelhouder tot uitkering verjaart door een tijdsverloop van vijf jaren.
JAARVERGADERING. ALGEMENE VERGADERINGEN VAN AANDEELHOUDERS.
ARTIKEL 16.
1. Jaarlijks binnen zes maanden na afloop van het boekjaar, wordt de jaarvergadering gehouden.

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2.   De agenda van die vergadering vermeldt onder meer de volgende onderwerpen:-
     a.   behandeling van het jaarverslag;
     b.   vaststelling van de jaarrekening;
     c.   vaststelling van de winstbestemming;
     d.   voorziening in eventuele vacatures;
     e. andere voorstellen door de directie, dan wel aandeelhouders en certificaathouders die gezamenlijk ten minste een tiende gedeelte van het geplaatste kapitaal vertegenwoordigen, aan de orde gesteld en aangekondigd met inachtneming van lid 5 en lid 6 van dit artikel.
     De onder a, b en c genoemde onderwerpen behoeven op die agenda niet te worden opgenomen, indien de termijn voor het opmaken van de jaarrekening en het overleggen van het jaarverslag is verlengd of een voorstel daartoe op die agenda is geplaatst.
3. Andere algemene vergaderingen worden gehouden zo dikwijls de directie zulks nodig acht.
4. Aandeelhouders en certificaathouders die gezamenlijk ten minste een tiende gedeelte van het geplaatste kapitaal vertegenwoordigen, hebben het recht aan de directie te verzoeken een algemene vergadering te beleggen met opgave van de te behandelen onderwerpen. Indien de directie niet binnen vier weken tot oproeping is overgegaan zodanig dat de vergadering binnen zes weken na het verzoek kan worden gehouden, zijn de verzoekers zelf tot bijeenroeping bevoegd.
5. De algemene vergaderingen worden door de directie bijeengeroepen. De oproeping geschiedt niet later dan op de vijftiende dag voor die van de vergadering. De oproeping geschiedt bij oproepingsbrieven gericht aan de adressen zoals deze zijn vermeld in het register van aandeelhouders en het register van certificaathouders.
6. Bij de oproeping worden de te behandelen onderwerpen vermeld. Onderwerpen die niet bij de oproeping zijn vermeld, kunnen nader worden aangekondigd met inachtneming van de in dit artikel gestelde vereisten.
7. De algemene vergaderingen worden gehouden in de gemeente waar de vennootschap volgens de statuten haar zetel heeft. In een algemene vergadering, gehouden elders dan behoort, kunnen wettige besluiten slechts genomen worden, indien het gehele geplaatste kapitaal vertegenwoordigd is.
8. Zolang in een algemene vergadering het gehele geplaatste kapitaal is vertegenwoordigd, kunnen geldige besluiten worden genomen over alle aan de orde komende onderwerpen, mits met algemene stemmen, ook al zijn de door de wet of de statuten gegeven voorschriften voor het oproepen en houden van vergaderingen niet in acht genomen.
ARTIKEL 17.
1. De algemene vergadering voorziet zelf in haar voorzitterschap. Tot dat ogenblik wordt het voorzitterschap waargenomen door een directeur of bij gebreke daarvan door de in leeftijd oudste ter vergadering aanwezige persoon.
2. Van het verhandelde in elke algemene vergadering worden notulen gehouden door een secretaris die door de voorzitter wordt aangewezen. De notulen worden vastgesteld door dezelfde of door de eerstvolgende algemene vergadering en ten

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     blijke daarvan door de voorzitter en de secretaris van die algemene vergadering ondertekend.
3. De voorzitter of degene die de vergadering heeft belegd, kan bepalen dat op kosten van de vennootschap van het verhandelde een notarieel proces-verbaal van vergadering wordt opgemaakt. Het proces-verbaal wordt door de voorzitter mede-ondertekend.
4. De directie houdt van de genomen besluiten aantekening. Indien de directie niet ter vergadering is vertegenwoordigd wordt door of namens de voorzitter van de vergadering een afschrift van de genomen besluiten zo spoedig mogelijk na de vergadering aan de directie verstrekt. De aantekeningen liggen ten kantore van de vennootschap ter inzage van de aandeelhouders en certificaathouders. Aan ieder van dezen wordt desgevraagd een afschrift van deze aantekeningen verstrekt tegen ten hoogste de kostprijs.
ARTIKEL 18.
1. Iedere aandeelhouder, iedere vruchtgebruiker en pandhouder aan wie de rechten van een certificaathouder toekomen en iedere certificaathouder is bevoegd de algemene vergadering van aandeelhouders bij te wonen en daarin het woord te voeren.
2. Het stemrecht komt toe aan stemgerechtigde aandeelhouders, vruchtgebruikers en pandhouders.
3. Iedere stemgerechtigde of zijn vertegenwoordiger moet de presentielijst tekenen.
4. De vergaderrechten volgens de voorgaande leden kunnen worden uitgeoefend bij een schriftelijk gevolmachtigde. Onder schriftelijke volmacht wordt verstaan elke via gangbare communicatiekanalen overgebrachte en op schrift ontvangen volmacht.
5. De directeuren hebben als zodanig in de algemene vergadering van aandeelhouders een raadgevende stem.
6. Omtrent toelating van andere dan de hiervoor in dit artikel genoemde personen beslist de algemene vergadering.
ARTIKEL 19.
1. Ieder aandeel geeft recht op een stem. Blanco stemmen en stemmen van onwaarde gelden als niet-uitgebracht.
2. Voor een aandeel dat toebehoort aan de vennootschap of aan een dochtermaatschappij daarvan kan in de algemene vergadering geen stem worden uitgebracht; evenmin voor een aandeel waarvan een hunner de certificaten houdt.
3. Bij de vaststelling in hoeverre aandeelhouders stemmen, aanwezig of vertegenwoordigd zijn, of in hoeverre het aandelenkapitaal verschaft wordt of vertegenwoordigd is, wordt geen rekening gehouden met aandelen waarvan de wet bepaalt dat daarvoor geen stem kan worden uitgebracht.
4. Voor zover de wet of de statuten geen grotere meerderheid voorschrijven worden alle besluiten genomen met volstrekte meerderheid van de uitgebrachte stemmen.
5. Indien bij een verkiezing van personen niemand de volstrekte meerderheid heeft verkregen, heeft een tweede vrije stemming plaats. Heeft alsdan weer niemand de volstrekte meerderheid verkregen, dan vinden herstemmingen plaats, totdat hetzij een persoon de volstrekte meerderheid heeft verkregen, hetzij tussen twee

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     personen is gestemd en de stemmen staken. Bij gemelde herstemmingen
     (waaronder niet begrepen de tweede vrije stemming) wordt telkens gestemd tussen de personen op wie bij de voorafgaande stemming is gestemd, evenwel uitgezonderd de persoon op wie bij de voorafgaande stemming het geringste aantal stemmen is uitgebracht. Is bij de voorafgaande stemming het geringste aantal stemmen op meer dan een persoon uitgebracht, dan wordt door loting uitgemaakt op wie van die personen bij de nieuwe stemming geen stemmen meer kunnen worden uitgebracht. Ingeval bij een stemming tussen twee personen de stemmen staken, beslist het lot wie van beiden is gekozen.
6. Staken de stemmen bij een andere stemming dan een verkiezing van personen, dan is het voorstel verworpen.
7. Alle stemmingen geschieden mondeling. Echter kan de voorzitter bepalen dat de stemmen schriftelijk worden uitgebracht. Indien het betreft een verkiezing van personen kan ook een aanwezige stemgerechtigde verlangen dat de stemmen schriftelijk worden uitgebracht. Schriftelijke stemming geschiedt bij gesloten, ongetekende stembriefjes.
8. Stemming bij acclamatie is mogelijk wanneer niemand van de aanwezige stemgerechtigden zich daartegen verzet.
BESLUITVORMING BUITEN VERGADERING.
ARTIKEL 20.
1. Besluiten van aandeelhouders kunnen in plaats van in algemene vergaderingen ook schriftelijk worden genomen, mits met algemene stemmen van alle stemgerechtigde aandeelhouders. Het bepaalde in artikel 12 lid 3, derde volzin, is van overeenkomstige toepassing. Vorenbedoelde wijze van besluitvorming is niet mogelijk indien er certificaathouders zijn.
2. De directie houdt van de aldus genomen besluiten aantekening. Ieder van de aandeelhouders is verplicht er voor zorg te dragen dat de conform lid 1 genomen besluiten zo spoedig mogelijk schriftelijk ter kennis van de directie worden gebracht. De aantekeningen liggen ten kantore van de vennootschap ter inzage van de aandeelhouders. Aan ieder van dezen wordt desgevraagd een afschrift of uittreksel van deze aantekeningen verstrekt tegen ten hoogste de kostprijs.
STATUTENWIJZIGING EN ONTBINDING.
ARTIKEL 21.
Wanneer aan de algemene vergadering een voorstel tot statutenwijziging of tot ontbinding van de vennootschap wordt gedaan, moet zulks steeds bij de oproeping tot de algemene vergadering worden vermeld, en moet, indien het een statutenwijziging betreft, tegelijkertijd een afschrift van het voorstel, waarin de voorgedragen wijziging woordelijk is opgenomen, ten kantore van de vennootschap ter inzage worden gelegd voor aandeelhouders tot de afloop van de vergadering.
VEREFFENING.
ARTIKEL 22.
1. In geval van ontbinding van de vennootschap krachtens besluit van de algemene vergadering zijn de directeuren belast met de vereffening van de zaken van de vennootschap.
2. Gedurende de vereffening blijven de bepalingen van de statuten voor zover mogelijk van kracht.

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3.   Hetgeen na voldoening van de schulden is overgebleven, wordt overgedragen aan de aandeelhouders naar evenredigheid van het gezamenlijk bedrag van ieders aandelen.
4. Op de vereffening zijn voorts de bepalingen van Titel 1, Boek 2 van het Burgerlijk Wetboek van toepassing.
OVERGANGSBEPALING.
Het eerste boekjaar van de vennootschap eindigt op eenendertig december tweeduizend twee.
SLOTVERKLARINGEN.
Ten slotte heeft de verschenen persoon, handelend als gemeld, verklaard:
a. Het bij de oprichting geplaatste kapitaal bedraagt achttienduizend euro (EURO 18.000,--), verdeeld in eenduizend achthonderd (1,800) aandelen van tien euro (EURO 10,--) elk. Deze aandelen zijn allen geplaatst bij de oprichter. De plaatsing geschiedt a pari.
     Namens de bij deze akte opgerichte vennootschap (hierna te noemen: "de vennootschap"), is met de oprichter omtrent storting op de bij hem bij de oprichting geplaatste aandelen een overeenkomst gesloten met de volgende inhoud:
     "1. TER STORTING OP DE AANDELEN ZAL DE OPRICHTER IN DE VENNOOTSCHAP INBRENGEN ZIJN GEHELE VERMOGEN ZOALS BEDOELD IN ARTIKEL 37 LID 2 SUB b VAN DE WET OP BELASTINGEN VAN RECHTSVERKEER, WAARONDER BEGREPEN DE JURIDISCHE EN ECONOMISCHE EIGENDOM VAN ALLE DOOR HEM GEHOUDEN AANDELEN IN HET KAPITAAL VAN IMC GLOBAL POTASH HOLDINGS N.V., EEN NAAMLOZE VENNOOTSCHAP ONDER HET RECHT VAN DE NEDERLANDSE ANTILLEN, GEVESTIGD TE CURACAO, NEDERLANDSE ANTILLEN EN DE JURIDISCHE EN ECONOMISCHE EIGENDOM VAN ALLE DOOR HEM GEHOUDEN AANDELEN IN HET KAPITAAL VAN IMC POTASH COLONSAY N.V., EEN NAAMLOZE VENNOOTSCHAP NAAR HET RECHT VAN DE NEDERLANDSE ANTILLEN, GEVESTIGD TE CURACAO, NEDERLANDSE ANTILLEN, HET HIERVOOR GENOEMDE VERMOGEN HIERNA TE NOEMEN: "DE INBRENG". INDIEN UIT DE SUB 2 GEMELDE BESCHRIJVING BLIJKT DAT DE WAARDE VAN DE INBRENG LAGER IS DAN HET BEDRAG VAN DE STORTINGSPLICHT, IN GELD UITGEDRUKT, WAARAAN MET DE INBRENG MOET WORDEN VOLDAAN, HIERNA TE NOEMEN: "DE STORTINGSPLICHT", ZAL DE OPRICHTER UITERLIJK BIJ DE OPRICHTING HET VERSCHIL IN GELD STORTEN. INDIEN DE WAARDE VAN DE INBRENG HOGER IS DAN DE STORTINGSPLICHT ZAL HET VERSCHIL ALS AGIO WORDEN GEBOEKT.
     2. VAN DE INBRENG ZAL DE OPRICHTER EEN BESCHRIJVING OPSTELLEN PER EEN DATUM DIE TOELAATBAAR IS INGEVOLGE DE WET, HIERNA TE NOEMEN: "DE BESCHRIJVINGSDATUM". INDIEN DE WAARDE VAN DE INBRENG HOGER IS DAN WEL LAGER IS DAN DE STORTINGSPLICHT ZAL UIT DE BESCHRIJVING TEVENS DE GROOTTE VAN HET VERSCHIL BLIJKEN.
     3. DE SUB 2 BEDOELDE BESCHRIJVING VAN DE INBRENG ZAJ BOVENDIEN VERMELDEN DE DAARAAN TOEGEKENDE WAARDE EN DE TOEGEPASTE WAARDERINGSMETHODEN, WELKE ZULLEN VOLDOEN AAN DE NORMEN DIE IN HET MAATSCHAPPELIJK VERKEER ALS AANVAARDBAAR WORDEN BESCHOUWD EN ZAL BETREKKING HEBBEN OP DE TOESTAND VAN DE INBRENG OP DE BESCHRIJVINGSDATUM."
     Deze overeenkomst is thans voor de vennootschap verbindend. De beschrijving in de zin van de wet van hetgeen wordt ingebracht is thans opgesteld en door de

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     oprichter ondertekend. Over de beschrijving heeft een daartoe op grond van de wet bevoegde accountant verklaard dat de waarden van hetgeen wordt ingebracht bij toepassing van in het maatschappelijk verkeer als aanvaardbaar beschouwde waarderingsmethoden, ten minste beloopt het in de verklaring genoemde bedrag van de stortingsplicht, in geld uitgedrukt, waaraan met de inbreng moet worden voldaan. De waarde van hetgeen wordt ingebracht is daarbij bepaald met inachtneming van het in de overeenkomst bepaalde. De beschrijving waarbij de verklaring behoort, heeft nog niet wegens tijdsverloop wettelijk haar bruikbaarheid verloren. De oprichter is niet bekend dat de waarde na de beschrijving aanzienlijk is gedaald.
     Voor zover de storting op aandelen bestaat uit storting in geld heeft deze storting plaatsgevonden, welke storting de vennootschap aanvaardt.
     Voor zover de storting op aandelen bestaat uit inbreng anders dan in geld is de oprichter tot onverwijlde inbreng verplicht. De stukken, waarvan de wet aanhechting aan deze akte voorschrijft, worden aan deze akte gehecht.
b.   Voor de eerste maal wordt tot directeur benoemd:
     ABN AMRO Trust Company (Nederland) B.V., een besloten vennootschap met beperkte aansprakelijkheid, statutair gevestigd te Amsterdam, adres:
     Strawinskylaan 3105 7hg, 1077 ZX Amsterdam.
c. De ministeriele verklaring dat van bezwaren niet is gebleken, is verleend op zevenentwintig mei tweeduizend twee, nummer B.V. 1198830, waarvan blijkt uit een verklaring, die aan deze minuut is gehecht.
WAARVAN AKTE is verleden te Rotterdam op de datum in het hoofd van deze akte vermeld.
De verschenen persoon is mij, notaris, bekend. De zakelijke inhoud van de akte is aan haar opgegeven en toegelicht. De verschenen persoon heeft verklaard op volledige voorlezing van de akte geen prijs te stellen, tijdig voor het verlijden van de inhoud van de akte te hebben kennis genomen en met de inhoud in te stemmen. De akte is beperkt voorgelezen en onmiddellijk daarna ondertekend, eerst door de verschenen persoon en vervolgens door mij, notaris.
(Volgt ondertekening)
                                                      UITGEGEVEN VOOR AFSCHRIFT:

                                                      /s/ [ILLEGIBLE]

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